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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 24, 1997 (except Note 14, as to which the
date is August   , 1997) in the Registration Statement (Form S-1) and the
related Prospectus of Pervasive Software Inc. for the registration of shares of its common stock.


Austin, Texas
August   , 1997

  The foregoing consent is in the form that will be signed when our report on the consolidated financial statements has been signed. The report on the consolidated financial statements will be signed when the per share price for the public offering of common stock referred to in Note 14 of the Notes to Consolidated Financial Statements is known and the effect on the Consolidated Financial Statements, if any, has been adjusted to reflect such price.

                                                    /s/ Ernst & Young LLP

Austin, Texas
July 24, 1997